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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Material Technologies, Inc.
11661 San Vicente Blvd., Suite 707
Los Angeles, California 90049



    The undersigned consents to the use of its opinion dated July 16, 1997, relating to the financial statements of Material Technologies, Inc., a Delaware Corporation, and to the reference to the firm under "Experts," all as included in the Registration Statement on Form S-1.



                                     /s/ Jonathon P. Reuben, C.P.A.
Calabasas, California                ---------------------------------
July 18, 1997                          Jonathon P. Reuben, C.P.A.